UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):          November 14, 2024

Tapestry, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Hudson Yards, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 946-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPR	New York Stock Exchange
5.350% Senior Notes due 2025	TPR25A	New York Stock Exchange
5.375% Senior Notes due 2027	TPR27A	New York Stock Exchange
5.875% Senior Notes due 2031	TPR31	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 14, 2024, the Company held its Annual Meeting. Stockholders were asked to vote with respect to four proposals. A total of 208,168,543 votes were cast as follows:

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his/her respective name. In addition, there were 20,709,179 broker non-votes for each candidate with respect to this proposal.

Name	Votes For	Votes Against	Votes Abstaining
John P. Bilbrey	174,787,413	12,403,719	268,232
Darrell Cavens	185,752,839	1,438,319	268,206
Joanne Crevoiserat	187,104,679	254,558	100,127
David Elkins	187,056,316	135,862	267,186
Johanna (Hanneke) Faber	184,924,933	2,272,496	261,935
Anne Gates	182,093,058	5,095,608	270,698
Thomas Greco	183,589,304	3,595,201	274,859
Kevin Hourican	186,768,054	424,968	266,342
Alan Lau	185,768,419	1,423,384	267,561
Pamela Lifford	185,714,077	1,475,136	270,151
Annabelle Yu Long	186,372,226	824,179	262,959

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending June 28, 2025:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
199,890,581	7,948,199	329,763	0

Proposal Number 3 – Approval, on a non-binding advisory basis, of the Company’s executive compensation as discussed and described in the Proxy Statement for the 2024 Annual Meeting:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
173,757,544	13,412,334	289,486	20,709,179

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2024
Tapestry, Inc.

	By:	/s/ David E. Howard
David E. Howard
General Counsel & Secretary